Exhibit 10.42

March 31, 2011

Yuichi Iwaki, M.D., Ph.D.

President, CEO and Founder

MediciNova, Inc./Avigen, Inc.

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

Dear Dr. Iwaki:

We refer to the Loan and Security Agreement dated as of May 10, 2010 (as the same may from time to time have been amended, restated, or otherwise modified, the “Loan Agreement”) among Oxford Finance Corporation (“Oxford”), as collateral agent (in such capacity, the “Collateral Agent”) and as a Lender, the Lenders listed on Schedule 1.1 thereof or otherwise a party thereto (each a “Lender” and collectively, the “Lenders”), MediciNova, Inc. (“Borrower”) and Avigen, Inc. (“Guarantor”). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.

Borrower has advised Lender that it intends to repay all amounts due and owing under the Loan Agreement and has requested that Lender provide Borrower with appropriate pay-off amounts for the principal, interest, other amounts and Obligations (as defined in the Loan Agreement) owing by Borrower and Guarantor to Lender under the Loan Documents (as defined below). Lender has agreed that the Term Loan shall mature and become payable on April 1, 2011 and, provided that the Pay-Off Date occurs on April 1, 2011, an Event of Default pursuant to Section 6.12 of the Loan Agreement shall not be deemed to have occurred as of March 31, 2011. The pay-off amounts due to Lender from Borrower as of April 1, 2011 (the “Computation Date”) under the Loan Documents are as follows (collectively, together with any additional interest accruing after the Computation Date that must be repaid by Borrower, the “Pay-Off Amount”):

Pay-Off Amount:

Secured Promissory Note dated 5/11/2010

Principal	$14,573,477.83
Interest (per diem $5,210.02)	$156,300.55
Deferred Interest Fee	$450,000.00
Legal Fees	$3,963.60

Sub-Total Amount Owing	$15,183,741.98

Total Pay-Off Amount as of 4/1/11	$15,183,741.98

From and after the Computation Date and until the Pay-Off Date (as defined below), interest shall continue to accrue on the unpaid principal amount at the rate set forth in the Loan Agreement. Borrower agrees that the Pay-Off Date (as defined below) shall not occur prior to April 1, 2011. Upon request of Borrower, Lender shall provide Borrower with a revised figure for the amount of interest to be paid as a part of the Pay-Off Amount. The foregoing accrued interest amount assumes no change in the operative interest rates after the date hereof. The foregoing principal balance assumes no additional credit extensions under the Loan Agreement. Borrower agrees to indemnify Lender for any and all checks or drafts returned to Lender by its banks as having been dishonored, for whatever reason. Promptly following receipt by Lender of any dishonored checks or drafts, regarding the Borrower, Lender will forward copies of the same to Borrower, and Borrower will, within five (5) business days, make payment of the amount of said checks or drafts to Lender.

This letter agreement confirms that Borrower has waived the right to seek any such additional credit extensions, and the Lender shall not be obligated to make, and the Lender shall not make, any further credit extensions or other financial accommodations under the Loan Agreement to or for the benefit of Borrower. The letter agreement confirms that Lender has waived the right to seek a Prepayment Fee (as defined in the Loan Agreement) from Borrower or Guarantor in connection with the repayment of all amounts due and owing under the Loan Documents as of the Pay-Off Date. The outstanding principal amount of the Obligations under the Share Pledge Agreement between Lender, Borrower and Medicinova Japan Inc. (“Medicinova Japan”) dated July 21, 2010 (the “Share Pledge Agreement”) shall be fixed at the Pay-Off Amount as of March 31, 2011, pursuant to section 5.2 of the Share Pledge Agreement. In addition, the outstanding amount of secured obligations secured by the Charge Over Shares between Lender and Borrower dated June 9, 2010, concerning the shares of Medicinova (Europe) Limited (the “Charge Over Shares”) shall be the Pay-Off Amount as of March 31, 2011.

The Pay-Off Amount shall be wired to Lender as follows:

Bank name:	Bank of America
Address:	Concord, CA
ABA#:	026009593
Acct#:	81881-07882
Acct name:	Oxford Finance Corporation
Reference:	Medicinova Payoff

Effective immediately upon Lender’s receipt of payment in full in cash of the Pay-Off Amount (the date of Lender’s receipt of the Pay-Off Amount being the “Pay-Off Date”), without further action on the part of the parties hereto (i) all indebtedness and obligations of Borrower and Guarantor to the Lender, including but not limited to such indebtedness and obligations under the Loan Agreement and any other related loan and collateral security documents, (collectively, the “Loan Documents”) shall be paid and discharged in full; provided, however that the same shall not include the Warrants, and the Warrants, before and after giving effect to the repayment in full of the Obligations, shall remain in full force and effect in accordance with its terms; (ii) all unfunded commitments of Lender to make credit extensions or financial accommodations to Borrower under the Loan Agreement and the Loan Documents shall be terminated; (iii) all security interests and other liens of every type at any time granted to or held by Lender as security for such indebtedness including but not limited to the pledge over the Collateral defined in the Share Pledge Agreement, shall be terminated, and (iv) all other obligations of Borrower and Guarantor under the Loan Documents shall be deemed terminated; provided, however, those that are expressly specified in any Loan Document as surviving that respective agreement’s termination, including without limitation, Borrower’s and Guarantor’s indemnity obligations set forth in the Loan Documents; and provided, further, that to the extent that any payments or proceeds (or any portion thereof) received by Lender shall be subsequently invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, set aside or required to be repaid to a trustee, receiver, debtor-in-possession or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent that the payment or proceeds is rescinded or must otherwise be restored by Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, the Obligations or part thereof which were intended to be satisfied shall be revived and continue to be in full force and effect, as if the payment or proceeds had never been received by Lender, and this letter shall in no way impair the claims of Lender with respect to the revived Obligations. Notwithstanding the foregoing, should Lender receive payment of the Pay-Off Amount in the form of a check made payable to Lender, the Pay-Off Date shall be the date that is ten (10) Business Days following Lender’s receipt of such check.

Within 5 business days of the Pay-Off Date, Lender (i) shall (1) file a UCC-3 Termination Statement to terminate the UCC Financing Statement in Lender’s favor with respect to Borrower and any of Borrower’s property or assets and any third party and any of its property or assets that guarantied the Obligations or provided collateral security therefore and (2) complete, execute and file other discharges, releases or any other necessary documents relating to any security interest granted to Lender in any jurisdiction with respect to Borrower and any of Borrower’s property or assets and any third party and any of its property or assets that guarantied the Obligations or provided collateral security therefore; and (ii) shall deliver notices to terminate any deposit or securities account control agreements relating to any assets in which Borrower or any other party has pledged a security interest to Lender to secure the obligations arising under the Loan Documents. In addition, Lender shall provide Borrower with commercially reasonable assistance to remove the registration of the Pledge established under the Share Pledge Agreement from the shareholders’ registry of Medicinova Japan and take any necessary action to release its security interest over shares of Medicinova (Europe) Limited under the Charge Over Shares. All such agreements, documents, and instruments which are requested by Borrower and Guarantor to be delivered or filed by Lender, and any assistance provided by Lender with respect to termination of the Share Pledge Agreement and the Charge Over Shares, on or after the Pay-Off Date shall be prepared at no cost or expense to Lender; provided, that any costs or expenses incurred by Lender with respect to such items (including all reasonable attorneys’ fees) shall be reimbursed promptly by Borrower and Guarantor on demand.

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This letter agreement shall be governed by the laws of the State of New York and shall become effective only when signed by the Lender and accepted by Borrower and Guarantor by their due execution in the space provided below.

Very truly yours,

OXFORD FINANCE CORPORATION

By:
Name:	John G. Henderson
Title:	Vice President & General Counsel

Acknowledged by:

MEDICINOVA, INC.

By:
Name:	Michael D. Coffee
Title:	Chief Business Officer
Interior Chief Financial Officer

AVIGEN, INC.

By:
Name:	Michael D. Coffee
Title:	Chief Business Officer
Interior Chief Financial Officer

[Signature Page to Payoff Letter]